As filed with the Securities and Exchange Commission on August 16, 2002

                                                    File No.  333-____________
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933


                               KOPIN CORPORATION
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             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
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         (State or Other Jurisdiction of Incorporation or Organization)

                                   04-2833935
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                      (I.R.S. Employer Identification No.)

695 Myles Standish Blvd., Taunton, MA                                02780-1042
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(Address of Principal Executive Offices)                             (Zip Code)

                  KOPIN CORPORATION 2001 EQUITY INCENTIVE PLAN

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                            (Full Title of the Plan)

John C.C. Fan                    with copies to:
Chief Executive Officer                             John J. Concannon III, Esq.
Kopin Corporation                                   Bingham McCutchen LLP
695 Myles Standish Blvd.                            150 Federal Street
Taunton, MA 02780-1042                              Boston, MA 02110
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                    (Name and address of agent for service)

(508) 824-6696                                      (617) 951-8000

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         (Telephone Number, Including Area Code, of Agent For Service)


                        CALCULATION OF REGISTRATION FEE

                                                                  Proposed
Title of                                     Proposed             Maximum
Securities              Amount               Maximum              Aggregate            Amount of
to be                   to be                Offering             Offering             Registration
Registered              Registered*          Price Per Share*     Price*               Fee

Common Stock            1,200,000            $6.42                $7,704,000           $708.77
$.01 par
value per share
-------------------------------------------------------------------------------------------------------


* Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Registrant's Common Stock, $.01 par value per share, reported by the Nasdaq National Market on August 12, 2002.

                                    PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by Kopin Corporation (the "Registrant") with the Securities and Exchange Commission (the "SEC") are hereby incorporated by reference into this Registration Statement: (1) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 filed by the Registrant with the SEC on March 20, 2002; (2) the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 30, 2002; (3) the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 29, 2002; (4) the Registrant's Current Report on Form 8-K, as filed by the Registrant with the SEC on June 10, 2002; (5) the Registrant's Current Report on Form 8-K as filed by the Registrant with the SEC on July 29, 2002; (6) the Registrant's Current Report on Form 8-K as filed by the Registrant with the SEC on August 13, 2002; (7) all other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since December 31, 2001; and (8) the description of the Common Stock of the Registrant, $.01 par value per share (the "Common Stock"), contained in the Registrant's registration statement on Form S-1 filed with the SEC under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all of such securities then remaining unsold shall be incorporated by reference into this Registration Statement as of the filing date of each.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify its officers and directors and certain other persons to the extent and under the circumstances set forth therein.

     The Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws of the Registrant include provisions to (i) eliminate the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by Section 102(b)(7) of the Delaware General Corporation Law and (ii) authorize the Registrant to indemnify our directors and officers to the fullest extent permitted by Section

145 of the DGCL, including circumstances in which indemnification is otherwise discretionary. The Registrant has purchased an insurance policy covering its officers and directors with respect to certain liabilities arising under the Securities Act or otherwise.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     The following exhibits are filed as part of or incorporated by reference into this Registration Statement:


EXHIBIT NO.  DESCRIPTION OF DOCUMENT

4.1(a)*      Amended and Restated Certificate of Incorporation of the
             Registrant.

4.1(b)** Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Registrant.

4.1(c)***    Certificate of Amendment of Amended and Restated Certificate of
             Incorporation of the Registrant.

4.2****      Amended and Restated By-laws, as amended, of the Registrant.

4.3*****     Kopin Corporation 2001 Equity Incentive Plan.

4.4          Amendment to Kopin Corporation 2001 Equity Incentive Plan.

5 Opinion and Consent of Bingham McCutchen LLP as to the legality of the securities being registered.

23.1         Independent Auditors' Consent - Deloitte & Touche LLP.

23.2         Consent of Bingham McCutchen LLP
             (included in Exhibit 5).

--------------

*        Filed as Exhibit 3.1 to registration statement on Form S-1, File No.
         33-57450 and incorporated herein by reference.

** Filed as Exhibit 3.2(a) to Form 10-Q for the quarterly period ended July 1, 2000, File No. 000-19882, and incorporated herein by reference.

*** Filed as Exhibit 3.2(b) to Form 10-Q for the quarterly period ended July 1, 2000, File No. 000-19882, and incorporated herein by reference.

**** Filed as Exhibit 3.2 to registration statement on Form S-1, File No. 33-57450 and incorporated herein by reference.

***** Filed as Appendix B to proxy statement filed pursuant to Rule 14a- 6 of the Exchange Act, filed with the Securities and Exchange Commission on April 20, 2001, File No. 000-19882, and incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

     The Registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made pursuant to this Registration Statement, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

                    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new
           Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Taunton, Commonwealth of Massachusetts, on the 15th day of August, 2002.

                           KOPIN CORPORATION

                           By:   /s/ John C.C. Fan
                              ---------------------------------
                              John C.C. Fan
                              Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature                                   Title                                   Date


  /s/ John C.C. Fan                        Chief Executive Officer,                            August 15, 2002
------------------------------------       President (Principal Executive
John C.C. Fan                              Officer) and Director

  /s/ David E. Brook                       Director and Secretary                              August 15, 2002
------------------------------------
David E. Brook

  /s/ Andrew H. Chapman                    Director                                            August 15, 2002
---------------------------
Andrew H. Chapman

  /s/ Morton Collins                       Director                                            August 15, 2002
------------------------------------
Morton Collins

  /s/ Chi Chia Hsieh                       Director                                            August 15, 2002
------------------------------------
Chi Chia Hsieh

  /s/ Michael A. Wall                      Director                                            August 15, 2002
------------------------------------
Michael A. Wall

  /s/ Richard A. Sneider                   Chief Financial Officer                             August 15, 2002
------------------------------------       (Principal Accounting Officer and
Richard A. Sneider                         Principal Financial Officer)


                                 EXHIBIT INDEX


EXHIBIT NO.  DESCRIPTION OF DOCUMENT

4.1(a)*      Amended and Restated Certificate of Incorporation of the
             Registrant.

4.1(b)** Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Registrant.

4.1(c)***    Certificate of Amendment of Amended and Restated Certificate of
             Incorporation of the Registrant.

4.2****      Amended and Restated By-laws, as amended, of the Registrant.

4.3*****     Kopin Corporation 2001 Equity Incentive Plan.

4.4          Amendment to Kopin Corporation 2001 Equity Incentive Plan.

5 Opinion and Consent of Bingham McCutchen LLP as to the legality of the securities being registered.

23.1         Independent Auditors' Consent - Deloitte & Touche LLP.

23.2         Consent of Bingham McCutchen LLP
             (included in Exhibit 5).

--------------

*        Filed as Exhibit 3.1 to registration statement on Form S-1, File No.
         33-57450 and incorporated herein by reference.

** Filed as Exhibit 3.2(a) to Form 10-Q for the quarterly period ended July 1, 2000, File No. 000-19882, and incorporated herein by reference.

*** Filed as Exhibit 3.2(b) to Form 10-Q for the quarterly period ended July 1, 2000, File No. 000-19882, and incorporated herein by reference.

**** Filed as Exhibit 3.2 to registration statement on Form S-1, File No. 33-57450 and incorporated herein by reference.

***** Filed as Appendix B to proxy statement filed pursuant to Rule 14a- 6 of the Exchange Act, filed with the Securities and Exchange Commission on April 20, 2001, File No. 000-19882, and incorporated herein by reference.

                                                                    Exhibit 4.4

                               KOPIN CORPORATION

                  KOPIN CORPORATION 2001 EQUITY INCENTIVE PLAN

                                   AMENDMENT

     Kopin Corporation (the "Company"), pursuant to authority reserved in
Section 13 of the 2001 Equity Incentive Plan of the Company (the "2001 Plan"), hereby amends the 2001 Plan as follows:

     Effective as of February 4, 2002, Section 4 of the 2001 Plan is deleted in its entirety and is replaced with the following:

            4. STOCK SUBJECT TO THE PLAN. At no time shall the number of shares of Common Stock issued pursuant to or subject to outstanding Awards granted under the Plan exceed 2,400,000 shares of Common Stock; subject, however, to the provisions of Section 8 of the Plan. For purposes of applying the foregoing limitation, if any Option expires, terminates, or is cancelled for any reason without having been exercised in full, or if any Award of Restricted Stock is forfeited by the recipient, the shares not purchased by the Optionee or forfeited by the recipient shall again be available for Awards to be granted under the Plan. Shares of Common Stock issued pursuant to the Plan may be either authorized but unissued shares or shares held by the Company in its treasury.

     IN WITNESS WHEREOF, the Company has adopted this Amendment as of the 4th day of February, 2002.


                           KOPIN CORPORATION

                           By:   /s/ John C.C. Fan
                              ---------------------------------
                              John C.C. Fan
                              President and Chief Executive Officer

                                                                      Exhibit 5

                             BINGHAM McCUTCHEN LLP
                               150 Federal Street
                                Boston, MA 02110


                                August 16, 2002

Kopin Corporation
695 Myles Standish Boulevard
Taunton, Massachusetts  02780-1042

     Re: Registration Statement on Form S-8

Ladies and Gentlemen:

     This opinion is furnished in connection with the registration, pursuant to a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Act"), to be filed with the Securities and Exchange Commission on or about August 16, 2002 (the "Registration Statement"), of 1,200,000 shares (the "Shares") of common stock, par value $0.01 per share (the "Common Stock"), of Kopin Corporation, a Delaware corporation (the "Company"), which are or will be issuable to employees, directors, consultants, and advisors of the Company upon the exercise of options granted pursuant to the Company's 2001 Equity Incentive Plan (the "2001 Plan") or which the Company may sell or grant as restricted stock pursuant to the 2001 Plan.

     We have acted as counsel to the Company in connection with the foregoing registration of the Shares. We have examined and relied upon originals or copies of such records, instruments, certificates, memoranda, and other documents as we have deemed necessary or advisable for purposes of this opinion and have assumed, without independent inquiry, the accuracy of those documents. In that examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form, and the legal competence of each individual executing such documents. We have further assumed that all options granted or to be granted pursuant to the 2001 Plan were or will be validly granted in accordance with the terms of the 2001 Plan, that all Shares to be issued upon exercise of such options will be issued in accordance with the terms of such options and the 2001 Plan, and that all Shares sold or granted as restricted stock will be sold or granted in accordance with the terms of the 2001 Plan.

     This opinion is limited solely to the Delaware General Corporation Law, as applied by courts located in Delaware, the applicable provisions of the Delaware Constitution, and the reported judicial decisions interpreting those laws.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. Upon the issuance and the delivery of the Shares upon the exercise of options granted pursuant to the 2001 Plan in accordance with the terms of such options and the 2001 Plan, the Shares will be validly issued, fully paid, and nonassessable shares of the Company's Common Stock.

     2. Upon the issuance and delivery of the Shares in the form of restricted stock in accordance with the terms of the awards of such restricted stock and the 2001 Plan, and upon the Company's receipt of the full purchase price therefore, as determined by the Board of Directors of the Company (and assuming such purchase price per share is at least equal to the par value of the Common Stock)and as specified in the documents governing such awards and the 2001 Plan, the Shares will be validly issued, fully paid, and nonassessable shares of the Company's Common Stock.

     We consent to the filing of a copy of this opinion as an exhibit to the Registration Statement.

                           Very truly yours,

                           /s/ Bingham McCutchen LLP

                           BINGHAM MCCUTCHEN LLP

                                                                   Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Kopin Corporation on Form S-8 of our report dated February 14, 2002, appearing in the Annual Report on Form 10-K of Kopin Corporation for the year ended December 31, 2001.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Boston, Massachusetts

August 15, 2002